UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2005 (November 10, 2005)

FMC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, TX 77067

(Address of principal executive offices) (Zip Code)

(281) 591-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On November 10, 2005, FMC Technologies, Inc. (the “Company”) amended and restated its $250 million five-year credit agreement with Bank of America, N.A., as Administrative Agent for the Lenders party to such agreement, to extend the maturity from April 2009 to November 2010, add two one-year options to extend the term through 2012, and adjust the fees and margins.

Additionally, the Company’s wholly owned subsidiary, FMC Technologies, B.V., entered into a $370 million five-year revolving credit agreement maturing in November 2010 with DNB Nor Bank ASA, as Administrative Agent for the Lenders party to such agreement. The Company guaranteed the obligations of its subsidiary under such agreement. Borrowings under the credit agreement will accrue interest at a variable rate based on the type and duration of the borrowing.

Item 1.02. Termination of a Material Definitive Agreement

On November 10, 2005, the Company terminated its $250 million five-year credit agreement with Bank of America, N.A., as Administrative Agent for the Lenders party to such agreement, that was scheduled to mature in April 2006. The credit agreement was included as Exhibit 4.3 to the Form S-1/A filed on June 6, 2001. The Company continues to be party to a separate $250 million credit agreement with Bank of America, N.A., as Administrative Agent. See Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a) Exhibits:

10.13	$250,000,000 Amended and Restated Five-Year Credit Agreement dated November 10, 2005, by and among FMC Technologies, Inc., Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

10.14	$370,000,000 Five-Year Credit Agreement dated November 10, 2005 by and among FMC Technologies B.V., FMC Technologies, Inc., DNB Nor Bank ASA, as Administrative Agent, and the other lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC TECHNOLOGIES, INC.

By :	/s/ William H. Schumann, III
William H. Schumann, III
Senior Vice President and Chief Financial Officer

Date: November 14, 2005